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                           ________________________

                                  EXHIBIT 16

                            LETTER REGARDING CHANGE
                           IN CERTIFYING ACCOUNTANT

                           ________________________

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                 [LETTERHEAD OF JACKSON THORNTON & CO., P.C.]

                                 April 9, 1999


Securities and Exchange Commission
450/th/ Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read and agree with the statements relating to the termination of the client-auditor relationship between Frontier National Corporation and Jackson Thornton & Co., P.C., included under "Item 9 - Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in Frontier National Corporation's 1998 Form 10-K.


                                              Sincerely,

                                              /s/ Jackson Thornton & Co., P.C.

                                              Jackson Thornton & Co., P.C.

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